Exhibit 107

Calculation of Filing Fee Tables

F-3

(Form Type)

SCISPARC LTD.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
	Newly Registered Securities

	Carry Forward Securities
Carry Forward Securities	Equity Ordinary Shares 415(a)(6)					$3,345,328(1)(2)			F-1	333-248670	November 18, 2020	$7,057.41(3)
	Total Offering Amounts					$3,345,328
	Total Fees Previously Paid							$7,120.89
	Total Fee Offsets							$
	Net Fee Due							$

(1)	Pursuant to Rule 415(a)(6) under the Securities Act of 1933, as amended (the “Securities Act”), the $3,345,328 of securities covered by this registration statement (this “Registration Statement”) includes (i) the Registrant’s securities that were unsold as of April 28, 2022 (the “F-1 Unsold Securities”) that were previously registered by the Registrant on the registration statement on Form F-1 under the Securities Act (File No. 333-248670) (the “Initial F-1 Registration Statement”), with aggregate filing fees of $7,057.41, and was declared effective by the Securities and Exchange Commission (“SEC”) on November 18, 2020 and (ii) the Registrant’s securities that were unsold as of April 28, 2022 (the “462(b) Unsold Securities” and, together with the Initial F-1 Unsold Securities, the “Unsold Securities”) that were previously registered by the Registrant on the registration statement on Form F-1 pursuant to Rule 462(b) under the Securities Act (File No. 333-250193) (the “462(b) Registration Statement”), with a filing fee of $63.48, and was declared effective by the SEC on November 19, 2020. Pursuant to Rule 415(a)(6) under the Securities Act, the aggregate filing fees of $7,120.89 previously paid in connection with the Unsold Securities will continue to be applied to the Unsold Securities that are being carried forward to this Registration Statement.

(2)	Pursuant to Rule 416 under the Securities Act, the ordinary shares registered hereby also include an indeterminate number of additional ordinary shares as may from time to time become issuable by reason of stock splits, stock dividends, recapitalizations or other similar transactions. Alternatively, the registered ordinary shares shall be proportionally reduced in the event the ordinary shares are combined by a reverse split into a lesser amount of securities.

(3)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) under the Securities Act.

All filing fees payable to the SEC in connection with the registration of these securities were previously paid in connection with (i) the filing of the Initial F-1 Registration Statement or prior amendments thereto and (ii) the filing of the 462(b) Registration Statement.